Exhibit T3A

COHEN & COMPANY INC.

ARTICLES OF AMENDMENT

(changing its name to Institutional Financial Markets, Inc.)

Cohen & Company Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article I of the charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation to:

Institutional Financial Markets, Inc.

SECOND: The foregoing amendment to the Charter was approved by a majority of entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment are effective as of January 21, 2011 at 5:00 p.m. Eastern Time.

FOURTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Senior Vice President, General Counsel and Secretary as of the 20th day of January, 2011.

ATTEST:	COHEN & COMPANY INC.

/s/ RACHAEL FINK	/s/ CHRISTOPHER RICCIARDI
Rachael Fink	Christopher Ricciardi
Senior Vice President, General Counsel and Secretary	President

ARTICLES SUPPLEMENTARY

OF

COHEN & COMPANY INC.

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

(PAR VALUE $0.001 PER SHARE)

Cohen & Company Inc., a Maryland corporation, having its principal office at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

First, pursuant to the authority expressly vested in the board of directors of the Corporation (the “Board of Directors”) by the charter of the Corporation (the “Charter”), the Board of Directors on December 21, 2009 adopted a resolution which duly classified 10,000 shares of Preferred Stock, par value $0.001 per share, into a series of 10,000 shares of Preferred Stock, par value $0.001 per share, designated as “Series C Junior Participating Preferred Stock,” and has provided for the issuance of shares of such series.

Second, no shares of the Series C Junior Participating Preferred Stock of the Corporation are issued or outstanding.

Third, on December 21, 2009, the Board of Directors, in accordance with the provisions of Section 2-208 of the Maryland General Corporation Law and the authority expressly vested in the Board of Directors by the Charter, duly adopted the resolution adopting the Articles Supplementary of Cohen & Company Inc. for the Series C Junior Participating Preferred Stock.

Fourth, pursuant to Section 2-208 of the Maryland General Corporation Law, stockholder approval is not required for the adoption of the Articles Supplementary of Cohen & Company Inc. for the Series C Junior Participating Preferred Stock, and such stockholder approval has not been obtained.

Fifth, the terms of the Series C Junior Participating Preferred Stock, as set by the Board of Directors, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, if any, are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series C Junior Participating Preferred Stock” and the number of shares constituting such series shall be 10,000.

Section 2. Dividends and Distributions.

(a) The holders of shares of Series C Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 21, 2009 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the outstanding shares of Series C Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the outstanding shares of Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series C Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) If at any time dividends on any Series C Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series C Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request, or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Charter or by-laws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or by-laws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(d) Except as set forth herein, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to $100,000 per share of Series C Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series C Liquidation Preference”). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Junior Participating Preferred Stock and Common Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series C Junior Participating Preferred Stock shall not be redeemable.

Section 9. Amendment. The Charter shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Junior Participating Preferred Stock, voting separately as a class.

Section 10. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock.

IN WITNESS WHEREOF, Cohen & Company Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary as of this 21st day of December, 2009.

ATTEST:		COHEN & COMPANY INC.

By:	/s/ Rachael Fink	By:	/s/ Joseph W. Pooler, Jr.
	Rachael Fink Senior Vice President, General Counsel and Secretary		Joseph W. Pooler, Jr. Executive Vice President and Chief Financial Officer

CERTIFICATE

THE UNDERSIGNED, the Executive Vice President and Chief Financial Officer of Cohen & Company Inc. (the “Corporation”), who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr. Executive Vice President and Chief Financial Officer

ALESCO FINANCIAL INC.

ARTICLES OF AMENDMENT

(changing its name to Cohen & Company Inc.)

Alesco Financial Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article I of the charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation to:

Cohen & Company Inc.

SECOND: The foregoing amendment to the Charter was approved by the Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment are effective as of December 16, 2009 at 4:25 p.m. Eastern Time.

FOURTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Senior Vice President, General Counsel and Secretary as of the 16th day of December, 2009.

ATTEST:	ALESCO FINANCIAL INC.

/s/ RACHAEL FINK	/s/ CHRISTOPHER RICCIARDI
Rachael Fink	Christopher Ricciardi
Senior Vice President, General Counsel and Secretary	President

ALESCO FINANCIAL INC.

ARTICLES SUPPLEMENTARY

SERIES B VOTING NON-CONVERTIBLE

PREFERRED STOCK

(PAR VALUE $.001 PER SHARE)

ALESCO FINANCIAL INC. (the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the charter of the Corporation (the “Articles”), the Board of Directors has duly reclassified 4,983,557 authorized but unissued shares of Preferred Stock, par value $.001 per share, of the Corporation as a series of Preferred Stock designated “Series B Voting Non-Convertible Preferred Stock.”

SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption, as established by the Board of Directors of the Corporation for such Series B Voting Non-Convertible Preferred Stock, which, upon any restatement of the Articles, shall become part of Article IV of the Articles, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof, are as follows:

As used in this Article SECOND, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

“Common Stock” has the meaning assigned to it in Section 4.1 of the Articles.

“Holders” means the Person(s) that hold outstanding shares of the Series B Preferred Stock.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body.

“Person” means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof) or other entity.

“Preferred Stock” means all preferred stock of the Corporation, par value $0.001 per share, regardless of series.

“Series A Preferred Stock” means the Series A Voting Convertible Preferred Stock, par value $.001 per share, of the Corporation.

“Series B Preferred Stock” has the meaning assigned to it in Section 1.

“Stock” means any and all shares, interests, participations or other equivalents (however designated) of stock of the Corporation.

Section 1. Designation and Number of Shares. Four million nine hundred eighty-three thousand five hundred fifty-seven (4,983,557) shares of the Preferred Stock of the Corporation are classified as a series of Preferred Stock designated as “Series B Voting Non-Convertible Preferred Stock” (hereinafter referred to as the “Series B Preferred Stock”). The Corporation may not issue fractional shares of Series B Preferred Stock. If any fractional interest in a share of Series B Preferred Stock would be deliverable upon any conversion of the share of Series A Preferred Stock, such fractional share shall be rounded up to the next whole number.

Section 2. Dividends and Distributions. Holders of the Series B Preferred Stock shall not be entitled to receive any dividends or other distributions (whether in cash, stock or property of the Corporation).

Section 3. Voting Rights.

(a) Except as may be provided herein, the holders of Series B Preferred Stock and Common Stock shall vote together as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required or permitted under applicable Law. Subject to adjustment as set forth in Section 7, each outstanding share of Series B Preferred Stock shall entitle the holder thereof to one vote on each matter properly submitted to the Holders for their vote.

(b) In addition to the voting rights provided to the Series B Preferred Stock by Section 3(a) above, the affirmative vote of Holders entitled to cast a majority of the votes entitled to be cast by holders of outstanding shares of Series B Preferred Stock (if any Series B Preferred Stock is then outstanding), voting separately as a class, shall be necessary to: (i) approve any amendment, alteration or repeal of any of the provisions of the Articles, whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock; provided, however, that neither the increase in the number of authorized or outstanding shares of Common Stock nor the classification or issuance or any shares of any class or series of Stock other than Series A Preferred Stock or Series B Preferred Stock shall be deemed to adversely affect or terminate the rights, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock, and the Holders shall have no right to vote thereon; and provided further, that the amendment, alteration or repeal of any provision of the Articles in connection with any merger, consolidation or other event shall not be deemed to adversely affect or terminate the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock, and the Holders shall have no right to vote thereon, if, following such merger, consolidation or other event, the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged or the Holders receive equity securities of the successor or survivor of such merger, consolidation or other event with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially identical to those of the Series B Preferred Stock, taking into account that, upon the occurrence of such merger, consolidation or other event, the Corporation may not be the surviving entity and the surviving entity may not be a corporation; or (ii) classify, reclassify or issue any shares of Series B Preferred Stock (other than upon conversion of the Series A Preferred Stock) or Series A Preferred Stock.

Section 4. Certain Restrictions on Transfer. No Person holding shares of Series B Preferred Stock beneficially or of record may transfer, and the Corporation shall not register the transfer of, such shares of Series B Preferred Stock, whether by sale, assignment, gift, bequest, appointment, operation of Law or otherwise, except for a transfer under the Laws of descent upon the death of a holder of Series B Preferred Stock. Any attempted transfer of all or any Series B Preferred Stock that does not comply with this Section 4 shall be null and void and of no legal effect.

Section 5. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever, shall become authorized but unissued shares of Preferred Stock, without designation as to series.

Section 6. Liquidation, Dissolution or Winding-Up. Holders of the Series B Preferred Stock shall not be entitled to receive any distributions upon liquidation, dissolution or winding-up of the Corporation.

Section 7. Adjustments. The voting power of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(a) Splits, Subdivisions, Combinations, Dividends or Distributions. If the Corporation at any time effects a split, combination or subdivision of the outstanding shares of Common Stock or declares a dividend or other distribution on the Common Stock payable in additional shares of Common Stock, then, as of the date of such split, dividend or distribution (or, if a record date is established for such a dividend or distribution, as of such record date), the number of votes entitled to be cast by a holder of one share of Series B Preferred Stock (including those issuable on conversion of each share of Series A Preferred Stock) shall be proportionately increased or decreased in the same manner and on the same basis so that the aggregate voting power represented by all of the authorized shares of Series B Preferred Stock (calculated as though all of the authorized shares of Series B Preferred Stock were authorized, outstanding and entitled to vote at such time) immediately following such split, combination, subdivision, dividend or distribution shall bear the same relationship to the number of shares of Common Stock outstanding immediately following such split, combination, subdivision, dividend or distribution as the aggregate voting power represented by all of the authorized shares of Series B Preferred Stock (calculated as though all of the authorized shares of Series B Preferred Stock were authorized, outstanding and entitled to vote at such time) immediately prior to such split, combination, subdivision, dividend or distribution bears to the number of shares of Common Stock outstanding immediately prior to such split, combination, subdivision, dividend or distribution.

(b) Mergers and Other Transactions. To the fullest extent permitted by Law, the Corporation shall not enter into or undertake any consolidation, merger, combination or other transaction (other than a reclassification described in Section 7(c) below) in which shares of Common Stock are exchanged for or converted into stock or securities having voting rights in the surviving or resulting entity unless each share of Series B Preferred Stock shall be entitled to be exchanged for or converted into a number of shares of a separate class of stock or securities in the surviving or resulting entity (the “Resulting Shares”), which shall entitle the holder of one such Resulting Share to cast a number of votes equal to (i) the number of votes entitled to be cast by the holder of one share of stock or other security into which or for which each share of Common Stock is exchanged or converted multiplied by (ii) the number of votes entitled to be cast by the holder of one share of Series B Preferred Stock immediately prior to such exchange; provided, however, in any such case the Resulting Shares shall have no rights to dividends or other distributions.

(c) Reclassification. If, at any time or from time to time, there shall be a reclassification of the outstanding shares of Common Stock into shares of any other class or series of Stock (other than a split, subdivision or combination provided for elsewhere in this Section 7), then the number of votes entitled to be cast by a holder of one share of Series B Preferred Stock (including those issuable on conversion of each share of Series A Preferred Stock) of the Corporation shall be increased or decreased in proportion to the increase or decrease in the aggregate number of shares of Stock to which a holder of one share of Common Stock is entitled in connection with such reclassification; provided, however, that if the shares of stock issued to the holders of Common Stock in connection with such reclassification have more or less than one vote per share, then the number of votes entitled to be cast by a holder of one share of Series B Preferred Stock (including those issuable on conversion of the share of Series A Preferred Stock) shall be increased or decreased in proportion to the increase or decrease in the aggregate number of votes of stock that a holder of one share of Common Stock is entitled to cast as a result of such reclassification. Following any reclassification in accordance with this Section 7(c), all references to Common Stock herein shall, if and as applicable, refer thereafter to shares of Stock deliverable to the holders of Common Stock upon such reclassification.

(d) Notices to Series B Preferred Stock. In the event of any proposed action by the Corporation that would require an adjustment pursuant to this Section 7, the Corporation shall mail to the holders of outstanding shares of Series A Preferred Stock, if any, and Holders of Series B Preferred Stock, at least twenty (20) days prior to the date of such action, a notice specifying such date and the amount and/or character of such action.

(e) Certain Restrictions; Reservation of Stock Issuable Upon Conversion. The Corporation shall be prohibited from taking any of the actions set forth in Sections 7(a) through (c) if at the effective time of such action the Corporation does not have the number of authorized and unissued shares of Series B Preferred Stock sufficient to effect the conversion of the outstanding shares of Series A Preferred Stock pursuant to the Articles. In addition, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock such number of shares of Series B Preferred Stock as shall from time to time be sufficient to effect the conversion of the outstanding share of Series A Preferred Stock pursuant to the Articles.

Section 8. Redemption. The shares of Series B Preferred Stock shall be redeemed by the Corporation out of funds legally available on December 31, 2012 in exchange for a payment equal to the aggregate par value of such shares, which payment shall be made in full upon redemption in cash (in U.S. Dollars). Other than as set forth in this Section 8, shares of Series B Preferred Stock are not subject to redemption at the option of the Corporation or subject to any sinking fund or other mandatory right of redemption accruing to the Holders thereof.

Section 9. No Appraisal Rights. Holders of shares of Series B Preferred Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply with respect to the Series B Preferred Stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: These Articles Supplementary are effective as of December 16, 2009 at 4:15 p.m. Eastern Time.

FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signature page follows.]

IN WITNESS WHEREOF, Alesco Financial Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Secretary this 16th day of December, 2009.

ATTEST:		ALESCO FINANCIAL INC.

/s/ CHRISTIAN CARR		By:	/s/ JAMES J. McENTEE, III
(SEAL)	Secretary

ALESCO FINANCIAL INC.

ARTICLES SUPPLEMENTARY

SERIES A VOTING CONVERTIBLE

PREFERRED STOCK

(PAR VALUE $.001 PER SHARE)

ALESCO FINANCIAL INC. (the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the charter of the corporation (the “Articles”), the Board of Directors has duly reclassified one (1) authorized but unissued share of the Preferred Stock, par value $.001 per share, of the Corporation as a series of Preferred Stock designated as “Series A Voting Convertible Preferred Stock.”

SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption, as established by the Board of Directors of the Corporation for such Series A Voting Convertible Preferred Stock, which, upon any restatement of the Articles, shall become part of Article IV of the Articles, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof, are as follows:

As used in this Article SECOND, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by Law or executive order to close.

“Common Stock” has the meaning assigned to it in Section 4.1 of the Articles.

“Holders” means the Person(s) that hold shares of the Series A Preferred Stock.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body.

“Person” means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof) or other entity.

“Preferred Stock” means all preferred stock of the Corporation, par value $0.001 per share, regardless of series.

“Series A Director” has the meaning assigned to it in Section 3(a)(i).

“Series A Preferred Stock” has the meaning assigned to it in Section 1.

“Series B Preferred Stock” means the Series B Voting Non-Convertible Preferred Stock, par value $.001 per share, of the Corporation.

“Stock” means any and all shares, interests, participations or other equivalents (however designated) of stock of the Corporation.

Section 1. Designation and Number of Shares. One (1) share of the Preferred Stock of the Corporation is classified as a series of Preferred Stock designated as “Series A Voting Convertible Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”). The Corporation may not issue fractional shares of Series A Preferred Stock.

Section 2. Dividends and Distributions. Holders of the Series A Preferred Stock shall not be entitled to receive any dividends or other distributions (whether in cash, stock or property of the Corporation).

Section 3. Voting Rights.

(a) Standard Voting Rights. The Series A Preferred Stock shall have no voting rights except as follows:

(i) Voting for the Election of Series A Directors. The Series A Preferred Stock, voting separately as a class at each annual meeting, shall be entitled to nominate and elect a number of directors equal to one-third of the total number of directorships (each director entitled to be elected by the Series A Preferred Stock, a “Series A Director”). If one-third of the total number of directorships is a fraction, the Series A Preferred Stock shall be entitled to elect the whole number of directors that results from rounding up, unless the result obtained by rounding up would be a majority of the total number of directors, in which case the fractional result will be rounded down to the nearest whole number. To the fullest extent permitted by Law, the Series A Preferred Stock, voting separately as a class at any time, shall also have the right to remove at any time any Series A Director by the affirmative vote of the Holders entitled to cast a majority of the votes entitled to be cast in the election of Series A Directors, generally, and to replace any such removed Series A Director with a new Series A Director.

(ii) Approval Rights. The affirmative vote of Holders entitled to cast a majority of the votes entitled to be cast by holders of outstanding shares of Series A Preferred Stock, voting separately as a class, shall be necessary to: (A) approve any amendment, alteration or repeal of any of the provisions of the Articles, whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock; provided, however, that neither the increase in the number of authorized or outstanding shares of Common Stock nor the classification or issuance or any shares of any class or series of Stock other than Series A Preferred Stock or Series B Preferred Stock shall be deemed to adversely affect or terminate the rights, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock, and the Holders shall have no right to vote thereon; and provided further, that the amendment, alteration or repeal of any provision of the Articles in connection with any merger, consolidation or other event shall not be deemed to adversely affect or terminate the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock, and the Holders shall have no right to vote thereon, if, following such merger, consolidation or other event, the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged or the Holders receive equity securities of the successor or survivor of such merger, consolidation or other event with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially identical to those of the Series A Preferred Stock, taking into account that, upon the occurrence of such merger, consolidation or other event, the Corporation may not be the surviving entity and the surviving entity may not be a corporation; (B) following the initial issuance of the share of Series A Preferred Stock, classify, reclassify or issue any additional shares of Series A Preferred Stock; or (C) classify, reclassify or issue any shares of Series B Preferred Stock (other than upon conversion of the Series A Preferred Stock).

(b) Special Voting Rights of the Series A Directors. Notwithstanding any other provision herein or in the Articles or the Bylaws of the Corporation to the contrary, any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any of the Series A Directors, and any vacancies among the directorships to be filled by Series A Directors resulting from an increase in the size of the Board of Directors, may be filled only by the holders of Series A Preferred Stock pursuant to Section 3(i) above or by the affirmative vote of a majority of the Series A Directors then in office. The affirmative vote of a majority of the Series A Directors is required to increase the size of the Board of Directors. Any director elected pursuant to this Section 3(b) to fill a vacancy among the Series A Directors shall be considered a Series A Director for all purposes.

Section 4. Certain Restrictions on Transfer. No Person holding shares of Series A Preferred Stock beneficially or of record may transfer, and the Corporation shall not register the transfer of, such shares of Series A Preferred Stock, whether by sale, assignment, gift, bequest, appointment, operation of Law or otherwise, except for a transfer under the Laws of descent upon the death of a holder of Series A Preferred Stock. Any attempted transfer of all or any Series A Preferred Stock that does not comply with this Section 4 shall be null and void and of no legal effect. Nothing in this Section 4 however, shall affect any conversion pursuant to Section 7(a).

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, including upon conversion into shares of Series B Preferred Stock, shall become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of a new series of Preferred Stock.

Section 6. Liquidation, Dissolution or Winding-Up. Holders of the Series A Preferred Stock shall not be entitled to receive any distributions upon liquidation, dissolution or winding-up of the Corporation.

Section 7. Conversion Rights. The share of Series A Preferred Stock shall be convertible into shares of Series B Preferred Stock on the following terms and conditions:

(a) Conversion. Upon the terms and in the manner set forth in this Section 7 and subject to adjustment as provided herein, the Holder shall have the right, at any time on or after October 1, 2010, to convert the share of Series A Preferred Stock into 4,983,557 shares of Series B Preferred Stock, without any further act of the Corporation. In order to exercise the conversion right, the Holder of the share of Series A Preferred Stock to be converted shall provide written notice to the Corporation that the Holder elects to convert such Series A Preferred Stock accompanied by the certificate, if any, representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the Holder or such Holder’s duly authorized attorney. As promptly as practicable after the receipt by the Corporation of the written notice of the Holder’s election to convert the Series A Preferred Stock and the surrender of certificates, if any, for Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such Holder a certificate or certificates for the number of full shares of Series B Preferred Stock issuable upon the conversion of such Series A Preferred Stock in accordance with provisions of this Section 7. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Corporation and the certificates for the Series A Preferred Stock, if any, shall have been surrendered, and the Person or Persons in whose name or names any certificate or certificates for the Series B Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, provided that such closure of the share transfer books shall not delay the date on which such Person shall become a holder of such shares by more than two Business Days.

(b) Fractional Shares. If any fractional interest in a share of Series B Preferred Stock would be deliverable upon any conversion of the share of Series A Preferred Stock, such fractional share shall be rounded up to the next whole number.

(c) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock such number of shares of Series B Preferred Stock as shall from time to time be sufficient to effect the conversion of the outstanding share of Series A Preferred Stock pursuant to the terms hereof.

Section 8. Redemption. The shares of Series A Preferred Stock shall be redeemed by the Corporation out of funds legally available on December 31, 2012 in exchange for a payment equal to the aggregate par value of such shares, which payment shall be made in full upon redemption in cash (in U.S. Dollars). Other than as set forth in this Section 8, shares of Series A Preferred Stock are not subject to redemption at the option of the Corporation or subject to any sinking fund or other mandatory right of redemption accruing to the Holders thereof.

Section 9. No Appraisal Rights. Holders of shares of Series A Preferred Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply with respect to the Series A Preferred Stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: These Articles Supplementary are effective as of December 16, 2009 at 4:15 p.m. Eastern Time.

FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signature page follows.]

IN WITNESS WHEREOF, Alesco Financial Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary this 16th day of December, 2009.

ATTEST:		ALESCO FINANCIAL INC.

/s/ CHRISTIAN CARR		By:	/s/ JAMES J. McENTEE, III
(SEAL)	Secretary

ALESCO FINANCIAL INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Alesco Financial Inc., a Maryland corporation (the “Corporation”), is hereby amended to decrease the par value of the shares of common stock of the Corporation issued and outstanding immediately prior to the filing of these Articles of Amendment from $0.01 per share to $0.001 per share.

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH: These Articles of Amendment shall become effective at 4:10 p.m. on December 16, 2009.

FIFTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer and Treasurer on this 16th day of December, 2009.

ALESCO FINANCIAL INC.

By:	/s/ James J. McEntee, III
Name: James J. McEntee, III
Title: Chief Executive Officer and President

ATTEST:

By:	/s/ John J. Longino
Name: John J. Longino
Title: Chief Financial Officer and Treasurer

ALESCO FINANCIAL INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Alesco Financial Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that every ten shares of the common stock, $0.001 par value share (the “Common Stock”), of the Corporation, which were issued and outstanding immediately prior to the effective time of these Articles of Amendment shall be combined into one issued and outstanding share of Common Stock, $0.01 par value per share, and that no fractional shares of Common Stock of the Corporation will be or remain issued upon such amendment and each stockholder otherwise entitled to a fractional share shall be entitled to received in lieu thereof cash, without interest, upon the surrender of such stockholder’s fractional shares, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s exchange agent of all fractional shares otherwise issuable.

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the Board of Directors of the Corporation as required by the Maryland General Corporation Law (the “MGCL”). Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH: These Articles of Amendment shall become effective at 4:05 p.m. on December 16, 2009.

FIFTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer and Treasurer on this 16th day of December, 2009.

ALESCO FINANCIAL INC.

By:	/s/ James J. McEntee, III
Name: James J. McEntee, III
Title: Chief Executive Officer and President

ATTEST:

By:	/s/ John J. Longino
Name: John J. Longino
Title: Chief Financial Officer and Treasurer

SUNSET FINANCIAL RESOURCES, INC.

ARTICLES OF AMENDMENT

(changing its name to Alesco Financial Inc.)

Sunset Financial Resources, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    Article I of the charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation to:

Alesco Financial Inc.

SECOND:    The foregoing amendment to the Charter was approved by the Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law without action by the stockholders.

THIRD:    The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested by its Secretary as of the 6th day of October, 2006.

ATTEST:		SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Daniel Munley	By:	/s/ James J. McEntee, III
	Daniel Munley Secretary		James J. McEntee, III Chief Executive Officer

SECOND

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

SUNSET FINANCIAL RESOURCES, INC.

Sunset Financial Resources, Inc., a Maryland corporation (the “Corporation”), with its principal Maryland office at c/o The Corporation Trust, Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies that:

FIRST: The amendments set forth in these Second Articles of Amendment and Restatement (“Articles”) were advised by the Board of Directors of the Corporation and approved by the stockholders.

SECOND: The Corporation desires to, and does hereby, amend and restate its Articles of Amendment and Restatement as currently in effect.

THIRD: The amendments set forth in these Articles, among other things, modify certain provisions pertaining to the share transfer restrictions contained in Article XI hereof.

FOURTH: The amendments set forth in these amended and restated Articles have not changed the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of any shares of stock originally authorized in the original Articles of Amendment and Restatement.

FIFTH: The following provisions are all the provisions of these Articles currently in effect and as hereinafter amended and restated:

ARTICLE I

NAME

The name of the corporation is Sunset Financial Resources, Inc. (hereinafter, the “Corporation”).

ARTICLE II

PURPOSES

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force (the “MGCL”). For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is Michael E. Jones c/o The Corporation Trust, Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE IV

STOCK

Section 4.1 Authorized Shares. The Corporation is authorized to issue 150,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). The Board of Directors may classify and reclassify any unissued shares of stock in accordance with this Section 4.1, and Sections 4.3 and 4.4 below. The aggregate value of all authorized shares of stock having par value is $150,000. The Board of Directors by resolution may classify or reclassify any unissued shares of the Common Stock or the Preferred Stock by setting or changing in any one or more respects, from time to time, before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares.

Section 4.2 Common Stock.

(a) Dividend Rights. Subject to the preferential dividend rights of the Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section 4.3, the holders of the shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

(b) Rights Upon Liquidation. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section 4.3 and the preferential rights of the Capital Stock (as hereinafter defined) that has been transferred to a Trust (as hereinafter defined) for the benefit of a Charitable Beneficiary (as hereinafter defined), if any, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Common Stock that has been transferred to a trust for the benefit of a Charitable Beneficiary, that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Common Stock that has been transferred to a trust for the benefit of a Charitable Beneficiary that bears the same relation to the total amount of such assets of the Corporation as the number of shares of Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding including Common Stock that has been transferred to a trust for the benefit of a Charitable Beneficiary then outstanding.

(c) Voting Rights. The holders of the shares of the Common Stock shall be entitled to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote at such meeting.

Section 4.3 Preferred Stock. With respect to the Preferred Stock, the Board of Directors shall have the power from time to time (a) to classify or reclassify, in one or more series, any unissued shares of Preferred Stock and (b) to reclassify any unissued shares of any series of Preferred Stock, in the case of either (a) or (b) by setting or changing the number of shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares, and in such event, the Corporation shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary containing a description of the stock as set or changed by the Board of Directors.

Section 4.4 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the these Articles or the Bylaws of the Corporation (the “Bylaws”).

Section 4.5 Articles of Incorporation and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles and the Bylaws, as they may be amended from time to time.

ARTICLE V

DIRECTORS

Section 5.1 General. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 5.2 Number. The number of directors of the Corporation initially shall be one (1), which number may be increased or decreased by the Board of Directors, but shall never be less than the minimum number required by the MGCL. The Board of Directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws. The names of the current directors are:

John Bert Watson

Thomas G. Manuel

Hugh H. Jones, Jr.

George A. Murray

Rodney E. Bennett

Joseph P. Stingone

Section 5.3 Nomination of Director Candidates. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

Section 5.4 Committees. The Board of Directors may establish such committees as it deems appropriate, in its discretion.

Section 5.5 Removal of Directors. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of at least two thirds of the votes entitled to be cast generally by stockholders in the election of directors.

ARTICLE VI

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of these Articles or the Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VII

AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right from time to time to make any amendment to these Articles, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any shares of Capital Stock. All rights and powers conferred by these Articles on stockholders, directors and officers are granted subject to this reservation.

ARTICLE VIII

AMENDMENT OF BYLAWS

The Bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the entire Board of Directors or by a vote of the majority of the voting power of the Common Stock.

ARTICLE IX

INDEMNIFICATION

The Corporation (a) shall indemnify its directors to the fullest extent provided by the general laws of the State of Maryland now or hereafter enforced, including the advance of expenses under the procedures provided by such laws and (b) may indemnify its officers to the extent it shall deem appropriate and as shall be authorized by the Board of Directors, consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

ARTICLE X

INAPPLICABILITY OF CERTAIN MARYLAND STATUTES

Section 10.1 Business Combination Act. Notwithstanding any other provision of these Articles or any contrary provision of law, the Maryland Business Combination Act, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Corporation and any Person (as hereinafter defined).

Section 10.2 Control Share Acquisition Act. Notwithstanding any other provision of these Articles or any contrary provision of law, the Maryland Control Share Acquisition Act, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of securities of the Corporation by any Person.

Section 10.3 Unsolicited Takeovers. Notwithstanding any other provision of these Articles or any contrary provision of law, Title 3, subtitle 8 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to the Corporation.

ARTICLE XI

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 11.1 Definitions. For the purpose of this Article XI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8% of the aggregate value of the outstanding shares of any class or series of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the

Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of a Trust as determined pursuant to Section 11.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 11.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 11.2.7, and subject to adjustment pursuant to Section 11.2.7(d), the percentage limit established by the Board of Directors for such Exempted Holder pursuant to Section 11.2.7.

Initial Date. The term “Initial Date” shall mean the Initial Date determined by the Board of Directors.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of

Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (as hereinafter defined), any Person who, but for the provisions of Section 11.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to continue to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including, without limitation, (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 11.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation or any Prohibited Owner that is appointed by the Corporation to serve as trustee of a Trust.

Section 11.2 Capital Stock.

Section 11.2.1 Ownership Limitations. Subject to Section 11.4, during the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or being the Constructive Owner of) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Subject to Section 11.4 as indicated above, notwithstanding any other provision contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 11.2.1(a)(i), (ii) or (iii),

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 11.2.1(a)(i), (ii) or (iii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 11.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 11.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 11.2.1(a)(i) or (ii)

shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 11.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or any other event has taken place that results in a violation of Section 11.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 11.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 11.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, and subject to Section 11.4, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 11.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 11.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 11.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 11.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b) each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 11.2.5 Remedies Not Limited. Nothing contained in this Section 11.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 11.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 11.2, Section 11.3 or any definition contained in Section 11.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 11.2 or Section 11.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 11.2 or 11.3 requires an action by the Board of Directors and these Articles fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 11.1, 11.2 or 11.3.

Section 11.2.7 Exceptions.

(a) Subject to Section 11.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit with respect to one or more classes or series of Capital Stock and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 11.2.1(a)(ii) or otherwise adversely affect the Corporation’s ability to qualify as a REIT;

(ii) such Person does not, and represents that it will not, actually own or Constructively Own an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to actually own or Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 11.2.1 through 11.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 11.2.1(b) and 11.3.

(b) Prior to granting any exception pursuant to Section 11.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 11.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit with respect to a class or series of Capital Stock shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit.

Section 11.2.8 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Articles of Incorporation, (i) no Person may Beneficially Own or Constructively Own shares of any class or series of the Corporation’s Capital Stock in excess of 9.8% of the aggregate value of the outstanding shares of any such class or series of Capital Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 11.3 Transfer of Capital Stock in Trust.

Section 11.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 11.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to a Trustee as trustee of such Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 11.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation or any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 11.3.6.

Section 11.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 11.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 11.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 11.2.1(a) or otherwise adversely affect the Corporation’s ability to qualify as a REIT. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 11.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 11.3.4, such excess shall be paid to the Trustee upon demand.

Section 11.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 11.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 11.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 11.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 11.4 NYSE Transactions. Nothing in this Article XI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.

Section 11.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XI.

Section 11.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE XII

ERISA RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 12.1 Definitions. For the purpose of this Article XII, the following terms shall have the following meanings:

Benefit Plan Investor. The term “Benefit Plan Investor” shall mean (i) an employee benefit plan (as defined by Section 3(3) of ERISA (as hereinafter defined)), whether or not it is subject to Title I of ERISA; (ii) a plan as described in Section 4975(e)(1) of the Code; (iii) an entity whose underlying assets include the assets of any plan described in clause (i) or (ii) by reason of the plan’s investment in such entity (including but not limited to an insurance company general account); or (iv) an entity that otherwise constitutes a “benefit plan investor” within the meaning of the Plan Asset Regulation (as hereinafter defined).

ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Fair Market Value. The term “Fair Market Value” shall mean the fair market value of a Benefit Plan Investor’s equity interest in the Corporation as determined in good faith at the sole discretion of the Chief Executive Officer or the Board of Directors of the Corporation.

Initial Date. The term “Initial Date” shall mean the Initial Date as determined by the Board of Directors.

Plan Asset Regulation. The term “Plan Asset Regulation” shall mean the plan asset regulation promulgated by the U.S. Department of Labor under ERISA at 29 C.F.R. 2510.3-101.

Shares-in-Trust. The term “Shares-in-Trust” shall mean shares of Capital Stock automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries as set forth in Article XI of these Articles.

25% Threshold. The term “25% Threshold” shall mean ownership by Benefit Plan Investors, in the aggregate, of 25 percent or more of the value of any class of equity interest in the Corporation (calculated by excluding the value of any interest held by any Person, other than a Benefit Plan Investor, who has discretionary authority or control with respect to the assets of the Corporation or any Person who provides investment advice to the Corporation for a fee (direct or indirect) with respect to such assets, or any affiliate of such Person).

Section 12.2 Ownership Limitations. Commencing on the Initial Date and terminating as provided in Section 12.5, no Benefit Plan Investor may directly or indirectly acquire shares of Capital Stock without the Corporation’s prior written consent (which consent may be withheld in the Corporation’s sole and absolute discretion). Prior to shares of Capital Stock qualifying as a class of “publicly-offered securities” or the availability of another exception to the “look-through” rule (i.e., the provisions of paragraph (a)(2) of the Plan Asset Regulation), transfers of shares of Capital Stock to Benefit Plan Investors that would increase aggregate Benefit Plan Investor ownership of shares of Capital Stock to a level that would meet or exceed the 25% Threshold will be void ab initio. In addition, in the event that the aggregate number of shares of Capital Stock owned by Benefit Plan Investors, but for the operation of this sentence, would meet or exceed the 25% Threshold, (i) shares of Capital Stock held by Benefit Plan Investors shall be deemed to be Shares-in-Trust, pro rata, to the extent necessary to reduce aggregate Benefit Plan Investor ownership of shares of Capital Stock below the 25% Threshold, (ii) such number of shares of Capital Stock (rounded up, in the case of each holder, to the nearest whole share) shall be transferred automatically and by operation of law to a Trust (as described in Article XI of these Articles) to be held in accordance with this Article XII and otherwise in accordance with applicable provisions of Article XI of these Articles, provided that any references therein to ownership limitations shall be deemed references to the ownership limitations set forth in this Section 12.2, and (iii) the Benefit Plan Investors previously owning such Shares-in-Trust shall submit such number of shares of Capital Stock for registration in the name of the Trust. Such transfer to a Trust and the designation of shares of Capital Stock as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the event that otherwise would have caused aggregate Benefit Plan Investor ownership of shares of Capital Stock to meet or exceed the 25% Threshold.

Section 12.3 Transfers to Non-Benefit Plan Investors. During the period prior to the discovery of the existence of the Trust, any transfer of shares of Capital Stock by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such shares shall cease to be designated as Shares-in-Trust and shall be returned, effective at exactly the time of the transfer to the non-Benefit Plan Investor, automatically and without further action by the Corporation or the Benefit Plan Investor, to all Benefit Plan Investors (or the transferee, if applicable), pro rata, in accordance with the Benefit Plan Investors’ prior holdings. After the discovery of the existence of the Trust, but prior to the redemption of all discovered Shares-in-Trust and/or the submission of all discovered Shares-in-Trust for registration in the name of the Trust, any transfer of shares of Capital Stock by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such shares shall cease to be designated as Shares-in-Trust and shall be returned, automatically and without further action by the Corporation or the Benefit Plan Investor, to the transferring Benefit Plan Investor (or its transferee, if applicable).

Section 12.4 Corporation’s Right to Redeem Shares-in-Trust. In the event that any shares of Capital Stock are deemed “Shares-in-Trust” pursuant to this Article XII, the holder shall cease to own any right or interest with respect to such shares, and the Corporation will have the right to redeem such Shares-in-Trust for an amount equal to their Fair Market Value, which proceeds shall be payable to the purported owner.

Section 12.5 Termination. This Article XII shall cease to apply and all Shares-in-Trust shall cease to be designated as Shares-in-Trust and shall be returned, automatically and by operation of law, to their purported owners, all of which shall occur at such time as shares of Capital Stock qualify as a class of “publicly-offered securities” or if the Corporation determines that another exception to the “look-through” rule under the Plan Asset Regulation applies.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, I have signed these Second Articles of Amendment and Restatement and acknowledge the same to be my act on this 22nd day of January, 2004.

By:	/s/ JOHN BERT WATSON
John Bert Watson
President and Chief Executive Officer

Attest:

/s/ THOMAS G. MANUEL
Thomas G. Manuel,
Secretary

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